UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2016

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

216 16th Street, Suite #1350
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 893-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On June 14, 2016, Lilis Energy, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors in connection with a private placement (the “Offering”) of its Series B 6% Convertible Preferred Stock (the “Preferred Stock”) with approximately $20 million in signed commitments.

In connection with the Offering, the Company also issued to each investor a warrant to purchase a number of shares of the Company’s common stock equal to one-half of the number of shares of the Company’s common stock into which the Preferred Stock is convertible (the “Warrants”). The Warrants have an exercise price of $0.25 per share, and are immediately exercisable from the issuance date, for a period of two years, subject to certain conditions.

The Company expects to use the proceeds of the Offering for acquisition costs incurred in connection with the pending merger with Brushy Resources, Inc., debt repayment, for drilling and development costs and other general corporate purposes.

Neither the Preferred Stock nor the Warrants have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration. However, in conjunction with the closing of the Offering, the Company has also entered into a registration rights agreement (the “Registration Rights Agreement”) whereby the Company agreed to register, on behalf of the investors, the shares of common stock issuable upon conversion of the Preferred Stock and the shares of common stock underlying the Warrants. Pursuant to the terms of the Registration Rights Agreement, the Company will file a registration statement within one hundred twenty days of the closing and is required to obtain the effectiveness of such registration statement within one hundred and twenty calendar days following the date hereof (or, in the event of a review by the Commission, the one hundred and eighty days).

The foregoing description of the terms of the Purchase Agreement, the Warrants and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the terms of the Purchase Agreement, the Warrants and the Registration Rights Agreement, the forms of which are attached as Exhibits 10.1, 4.1 and 10.2 hereto, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

On June 14, 2016, the Company entered into the Securities Purchase Agreement to sell 20,000 shares of Preferred Stock (as described in Item 1.01 above) to certain institutional and accredited investors for an aggregate purchase price of $20 million and warrants to purchase an aggregate of approximately 91 million shares of the Company’s common stock. These securities were issued pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The investors represented their intentions to acquire the securities for investment only and not with a view toward distribution. The holders were given adequate information about the Company to make an informed investment decision. The Company did not engage in any general solicitation or advertising. The Company issued the stock certificates and warrants with the appropriate restrictive legend affixed thereto.

Item 5.03	Amendment to Articles of Incorporation or Bylaws: Change in Fiscal

On June 15, 2016, the Company filed a Certificate of Designations of Preferences, Rights and Limitations (the “Certificate of Designations”) with the Secretary of State of the State of Nevada, designating 20,000 shares of its preferred stock as Series B 6% Convertible Preferred Stock, par value $0.0001 per share. Each share of Preferred Stock is convertible, at the option of the holder, subject to adjustment under certain circumstances into shares of common stock of the Company at a conversion price of $0.11. Except as otherwise required by law, holders of Preferred Stock shall not be entitled to voting rights. The Preferred Stock is convertible at any time, subject to certain conditions, at the option of the holders, or at the Company’s discretion when the Company’s common stock trades above $1.00 (subject to any reverse or forward stock splits and the like) for ten consecutive days. In addition, the Company has the right to redeem the shares of Preferred Stock, along with any accrued and unpaid dividends, at any time, subject to certain conditions as set forth in the Certificate of Designation. The holders of the Preferred Stock are entitled to receive a dividend payable (subject to certain conditions as set forth in the Certificate of Designation), in cash or shares of common stock of the Company, at the election of the Company, at a rate of 6% per annum.

The foregoing description of the terms of the Certificate of Designation is not complete and is qualified in its entirety by reference to the terms of the Certificate of Designation, a copy of which is attached as Exhibit 3.1 hereto.

Item 7.01	Regulation FD Disclosure.

On June 15, 2016, the Company issued a press release announcing the Offering, a copy of which is furnished as Exhibit 99.1 hereto. The press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described therein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Preferences, Rights and Limitations, dated June 15, 2016

4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

99.1	Press Release of Lilis Energy, Inc. dated June 15, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2016	LILIS ENERGY, INC.

	By:	/s/ Kevin Nanke
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of Preferences, Rights and Limitations, dated June 15, 2016

4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

99.1	Press Release of Lilis Energy, Inc. dated June 15, 2016